EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K/A (the “Form 8-K/A”) filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2022.

Introduction

The Company (“Landsea”) is providing the following unaudited pro forma condensed combined financial statements to aid you in your analysis of the financial aspects of the acquisitions of Hanover Family Builders, LLC (“HFB”) (the “Acquisition”) and Vintage Estate Homes (“Vintage”) (the “Vintage Acquisition” and together, the “Acquisitions”). The following unaudited pro forma condensed combined financial statements present the combination of the financial information of the Company, HFB, and Vintage, adjusted to give effect to the Acquisitions. The following unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X.

As a result of the acquisition of HFB on January 18, 2022 (the “Acquisition Date”), Landsea obtained all of the outstanding equity interests of HFB for an estimated purchase price of $260.9 million. The Acquisition has been treated as business combination for accounting purposes and Landsea was determined to be the accounting acquirer. The purchase price of the Acquisition will be allocated to the respective assets acquired and liabilities assumed based on their preliminary fair values at the Acquisition Date.

Furthermore, as a result of the Vintage Acquisition on May 4, 2021, Landsea obtained all of the outstanding equity interests of Vintage for a purchase price of $54.6 million. The purchase price of the Vintage Acquisition was allocated to the respective assets acquired and liabilities assumed based on their fair values as calculated and disclosed on Landsea’s most recently filed Form 10-K filed on March 16, 2022.

The unaudited pro forma condensed combined financial statements have been prepared to give effect to the Acquisition, and include:

●	the acquisition of HFB by Landsea under the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, ASC 805, “Business Combinations,” where the assets and liabilities will be recorded by Landsea at their respective fair values as of the Acquisition Date;

●	the payment of $248.6 million in cash to HFB’s owners in exchange for all outstanding equity interests in HFB, with Landsea recording a receivable of $3.3 million from HFB’s sellers as a working capital adjustment to the purchase price;

●	the payment of $15.6 million in cash in consideration for the Landbank Option Agreements as defined in the Purchase Agreement and the Hanover Agreement (collectively, “Side Agreements”), which were both entered into in contemplation of the Acquisition and were determined to be a part of the Acquisition;

●	certain reclassifications to conform the historical financial statement presentation of HFB to that of Landsea; and

●	transaction costs in connection with the Acquisition.

Additionally, the unaudited pro forma condensed combined financial statements have been prepared to give effect to the Vintage Acquisition, one-time bonus payments related to separate employee retention agreements, and the additional borrowing drawn on the Company’s existing revolving credit facility to finance the Acquisition.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical balance sheet of the Company and the historical balance sheet of HFB on a pro forma basis as if the Acquisition, summarized above, had been consummated on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical statements of operations of the Company and HFB on a pro forma basis as if the Acquisition had been consummated on January 1, 2021.

Additionally, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical statements of operations of the Company for year ended December 31, 2021, and Vintage, for the period from January 1, 2021 to May 3, 2021, on a pro forma basis as if the Vintage Acquisition had been consummated on January 1, 2021. Given that the Vintage Acquisition occurred in 2021, the historical Landsea consolidated balance sheet as of December 31, 2021 already reflects the effects of the transaction. As such, no balance sheet pro forma adjustments are recorded to reflect the Vintage Acquisition.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisitions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Acquisitions. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies, post-acquisition synergies and/or cost savings that we may achieve with respect to the combined companies. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial statements were prepared based on the historical consolidated financial statements of Landsea, HFB, and Vintage after giving effect to the Acquisitions using the acquisition method of accounting and after applying the assumptions, reclassifications and adjustments described in the accompanying notes based on current intentions and expectations relating to the combined business.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon assets acquired and liabilities assumed through the Acquisition. We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change as we finalize the acquisition accounting, including the valuations of the net tangible and intangible assets. The final determination of the value of the assets and liabilities acquired will likely differ from these preliminary estimates and the differences could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2021

(in thousands)

| | Historical | | | | |
|---|---|---|---|---|---|
| | **Landsea Homes Corporation** | **Hanover Family Builders, LLC (As Adjusted) (Note 2)** | **Transaction Accounting Adjustments (Note 4)** | **Other Transaction Accounting Adjustments (Note 5)** | **Pro Forma Combined** |
| **ASSETS** | | | | | |
| Cash and cash equivalents | $ 342,810 | $ 6,976 | $ (264,184) (A) | $ 22,000 (A) | $ 107,286 |
| | | | (316) (B) | | |
| Cash held in escrow | 4,079 | - | - | - | 4,079 |
| Restricted cash | 443 | - | - | - | 443 |
| Real estate inventories | 844,792 | 151,314 | (25,728) (C) | - | 1,075,576 |
| | | | 111,482 (D) | | |
| | | | (6,284) (B) | | |
| Due from affiliates | 4,465 | - | - | - | 4,465 |
| Investment in and advances to unconsolidated joint ventures | 470 | - | - | - | 470 |
| Goodwill | 24,457 | - | 41,037 (J) | - | 65,494 |
| Other assets | 43,998 | 1,769 | 3,251 (A) | - | 49,361 |
| | | | 44 (E) | | |
| | | | 1,590 (F) | | |
| | | | (1,291) (C) | | |
| **Total assets** | $ 1,265,514 | $ 160,059 | $ (140,399) | $ 22,000 | $ 1,307,174 |
| **LIABILITIES AND EQUITY** | | | | | |
| **Liabilities:** | | | | | |
| Accounts payable | $ 73,734 | $ 8,905 | $ (755) (C) | $ - | $ 80,984 |
| | | | (1,295) (B) | | |
| | | | 395 (G) | | |
| Accrued expenses and other liabilities | 97,724 | 12,761 | 44 (E) | - | 110,529 |
| Due to affiliates | 2,357 | - | - | - | 2,357 |
| Warrant liability | 9,185 | - | - | - | 9,185 |
| Notes and other debts payable, net | 461,117 | 75,897 | (10,755) (C) | 22,000 (A) | 483,117 |
| | | | (2,605) (B) | | |
| | | | (62,537) (H) | | |
| **Total liabilities** | 644,117 | 97,563 | (77,508) | 22,000 | 686,172 |
| Commitments and contingencies | | | | | |
| **Equity:** | | | | | |
| **Stockholders' equity:** | | | | | |
| Preferred stock | - | - | - | - | - |
| Common stock | 5 | - | - | - | 5 |
| Member's equity | - | 59,796 | (15,509) (C) | - | - |
| | | | (44,287) (I) | | |
| Additional paid-in capital | 535,345 | - | - | - | 535,345 |
| Retained earnings | 84,797 | - | (260,933) (A) | - | 84,402 |
| | | | 1,590 (F) | | |
| | | | 41,037 (J) | | |
| | | | 111,482 (D) | | |
| | | | 62,537 (H) | | |
| | | | (395) (G) | | |
| | | | 44,287 (I) | | |
| Total stockholders' equity | 620,147 | 59,796 | (60,191) | - | 619,752 |
| Noncontrolling interests | 1,250 | 2,700 | (2,700) (B) | - | 1,250 |
| Total equity | 621,397 | 62,496 | (62,891) | - | 621,002 |
| Total liabilities and equity | $ 1,265,514 | $ 160,059 | $ (140,399) | $ 22,000 | $ 1,307,174 |

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

*	Represents the addition of Vintage pre-acquisition activity for the period from January 1, 2021 to May 3, 2021

See notes to unaudited pro forma condensed combined financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Landsea, HFB, and Vintage after giving effect to the Acquisitions using the acquisition method of accounting, as well as certain reclassifications and pro forma adjustments.

In accordance with the acquisition method of accounting for business combinations, the assets acquired and the liabilities assumed will be recorded as of the completion of the Acquisition at their respective fair values. The excess purchase consideration over the fair values of assets acquired and liabilities assumed will be recorded as goodwill.

The unaudited pro forma condensed combined financial statements should be read together with the historical financial statements and related notes, as follows:

●	Accompanying notes to the unaudited pro forma condensed combined financial statements;

●	Audited historical consolidated financial statements of Landsea as of and for the year ended December 31, 2021, included in Landsea’s Annual Report Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2022;

●	Audited historical consolidated financial statements of HFB and subsidiaries as of and for the year ended December 31, 2021, included in this Form 8-K/A; and

●	Unaudited historical consolidated financial statements of Vintage and subsidiaries for the period from January 1, 2021 to March 31, 2021, included in Landsea’s Form 8-K/A filed with the SEC on July 14, 2021;

2.	Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in Landsea’s audited financial statements as of and for the year ended December 31, 2021.

Certain reclassifications have been reflected in the pro forma adjustments to conform HFB’s and Vintage’s presentation to Landsea’s presentation in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements may not reflect all the adjustments necessary to conform the accounting policies of HFB to the accounting policies of Landsea.

Management will perform a comprehensive review of Landsea’s and HFB’s accounting policies. As a result of the review, management may identify differences between the accounting policies of Landsea and HFB which, when conformed, could have a material impact on the financial statements of the post-combination company.

Reclassification adjustments that have been made to the historical presentation of HFB and Vintage to conform to the financial statement presentation of Landsea are as follows (in thousands):

Hanover Family Builders, LLC

Balance Sheet Reclassifications

	As of December 31, 2021
	Hanover Family Builders, LLC Historical Line Items	Reclassification Adjustments	Hanover Family Builders, LLC (Historical Adjusted)

Accounts receivable	$26	$(26)	$—
Inventory	146,726	(146,726)	—
Real estate inventories	—	146,726	151,314
		4,238
		350
Other current assets	5,916	(4,238)	—
		(1,678)
Property and equipment, net	65	(65)	—
Deferred financing costs	665	(665)	—
Other assets	350	26	1,769
		(350)
		1,678
		65
Accrued expenses	1,712	(1,712)	—
Accrued expenses and other liabilities	—	1,712	12,761
		11,049
Customer deposits	11,049	(11,049)	—
Related party lines of credit	5,000	(5,000)	—
Related party note payable	5,691	(5,691)	—
Note payable, current portion	600	(600)	—
Bank lines of credit	62,579	(62,579)	—
Note payable	2,692	(2,692)	—
Notes and other debts payable, net	—	(665)	75,897
		5,000
		5,691
		600
		62,579
		2,692

Statement of Operations Reclassifications

	Year ended December 31, 2021
	Hanover Family Builders, LLC Historical Line Items	Reclassification Adjustments	Hanover Family Builders, LLC (Historical Adjusted)

Revenues
Revenues	$208,115	$(208,115)	$—
Home sales	—	208,115	208,115
Cost of sales
Cost of revenues	151,404	(151,404)	—
Home sales	—	151,404	155,084
		2,565
		707
		408
General and administrative expenses	8,995	(707)	8,311
		23
Construction supervisors	2,565	(2,565)	—
Depreciation	23	(23)	—
Other income (expense), net	—	1,458	1,458
Other miscellaneous income	1,458	(1,458)	—
Interest expense	408	(408)	—

Vintage Estate Homes, LLC

Statement of Operations Reclassifications
	Year to date ended May 3, 2021
	Vintage Estate Homes, LLC Historical Line Items	Reclassification Adjustments	Vintage Estate Homes, LLC (Historical Adjusted)

Revenues
Sales	$55,351	$(46,788)	$—
		(8,539)
		(24)
Home sales	—	46,788	46,788
Lot sales and other	—	8,539	8,539
Cost of sales
Cost of sales	46,337	(38,494)	—
		(5,657)
		(2,186)
Home sales	—	38,494	39,344
		850
Lot sales and other	—	5,657	5,657
Selling, general and administrative	4,859	(926)	—
		(3,074)
		(850)
		(9)
Sales and marketing expenses	—	2,186	3,112
		926
General and administrative expenses	—	3,074	3,074
Other income	61	(61)	—
Other income (expense), net	—	61	85
		24
Provision (benefit) for income taxes	—	9	9

3.	Calculation of Purchase Consideration and Preliminary Purchase Price Allocation

The preliminary aggregate purchase price of the Acquisition was $260.9 million, based on a closing date purchase price of $177.4 million adjusted for (i) $1.9 million of HFB transaction costs paid by Landsea (ii) $15.6 million deposit made for Side Agreements, (iii) $69.3 million of HFB debt paid off by Landsea, and (iv) reduced by a post-closing working capital deficit adjustment of $3.3 million due from Sellers.

Preliminary Purchase Consideration

The preliminary fair value of consideration transferred is calculated as follows (in thousands):

Cash paid to sellers	$177,366
Cash paid for HFB’s transaction expenses	1,875
Cash paid for Side Agreements	15,608
Cash paid to settle HFB’s outstanding debt	69,335
Working capital adjustment	(3,251)
Total purchase consideration	$260,933

Preliminary Purchase Price Allocation

We identified and recorded the assets acquired and liabilities assumed at their preliminary estimated fair values at the Acquisition Date and allocated the remaining value of approximately $41.0 million to goodwill. For acquired assets and liabilities for which the fair value was determined to equal book value, the book value as of the pro forma balance sheet date of December 31, 2021 was used. The values assigned to certain acquired assets and liabilities are preliminary, are based on information available as of the date of these unaudited pro forma condensed combined financial statements, and may be adjusted as further information becomes available during the measurement period of up to 12 months from the date of the Acquisition. Additional information that relates to facts and circumstances that exist as of the Acquisition Date may subsequently become available and may result in changes in the values allocated to various assets and liabilities. Changes in the fair values of the assets acquired and liabilities assumed during the measurement period may result in material adjustments to goodwill.

The preliminary purchase price allocation is as follows (in thousands):

Cash and cash equivalents	$6,660
Real estate inventories	230,784
Other assets	2,112
Total assets	239,556

Accounts payable	6,855
Accrued expenses and other liabilities	12,805
Customer deposits	—
Total liabilities	19,660

Net assets acquired (a)	219,896

Preliminary purchase consideration (b)	260,933

Preliminary goodwill (b) - (a)	$41,037

Under the acquisition method, acquisition-related transaction costs (e.g., advisory, legal, valuation and other professional fees) are not included as consideration transferred. Instead, they are accounted for as expenses in the periods in which the costs are incurred.

4.	Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial statements have been prepared to illustrate the effect of the Business Combination and have been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021 are as follows:

(A)	To record cash paid out for consideration of $264.2 million, inclusive of i) $69.3 million paid to settle Seller’s debt, ii) $4.8 million paid for the options to purchase lots from the excluded assets referenced in Note (C) pursuant to the Landbank Option Agreements, and iii) $10.8 million deposits paid to purchase additional lots held and to be developed by affiliates of HFB in various communities pursuant to the Hanover Agreement, and to record $3.3 million receivable from the seller related to an estimated working capital adjustment.

(B)	To record HFB’s transfer of the membership interest in Cloud Development Partners, LLC, a former subsidiary of HFB to SAM Edge Cloud Member, LLC, an affiliate of the Sellers , in connection with the Acquisition.

(C)	To remove HFB assets which were not acquired by Landsea in accordance with the Purchase Agreement.

(D)	To record the estimated adjustment to step up HFB’s inventory to fair value. The fair value calculation is preliminary and subject to change. The fair value was determined based on the estimated selling price of the inventory less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. After the Acquisition, the step-up in inventory fair value will increase cost of sales over approximately 12 months as the inventory is sold.

Real estate inventories	Estimated fair value (in thousands)
Land	$89,299
Lot Options	54,172
Vertical WIP	84,532
Other real estate inventories	2,781
Total real estate inventories	$230,784

(E)	To record the operating lease liabilities and right of use assets related to HFB’s offices as of December 31, 2021, remeasured using Landsea’s weighted average discount rate.

(F)	To record the estimated fair value of the acquired trade name intangible asset measured using the relief-from-royalty methodology. The trade name will be amortized on a straight-line basis over the remaining estimated useful life of 1 year. on a straight-line basis

Other assets	Estimated fair value (in thousands)	Estimated useful life (in years)	Incremental first year amortization (in thousands)
Trade name	$1,590	1	$1,590

(G)	To record the accrual of Landsea’s total estimated unrecorded transaction costs that are deemed to be direct and incremental costs of the Acquisition.

(H)	To record the payoff of HFB debt referenced in Note (A).

(I)	To eliminate HFB’s historical equity balance.

(J)	To record preliminary estimate of goodwill.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows. As the Vintage Acquisition was consummated on May 4, 2021, Transaction Accounting Adjustments are included to give effect to the acquisition as if it occurred on January 1, 2021.

(AA)	To increase cost of sales by the amount related to the inventory fair value step up of Vintage inventory. The inventory is expected to be sold within one year. As such, a pro rata adjustment is recorded for the period between January 1, 2021 and May 3, 2021.

(BB)	To eliminate historical amortization expense for the deferred financing costs related to Vintage debt that was paid off as part of Vintage Acquisition.

(CC)	To eliminate historical interest expense related to Vintage debt that was paid off as part of Vintage Acquisition.

(DD)	To record the incremental amortization expense on a straight-line basis based on the estimated fair value of acquired intangible assets. As the remaining useful life is one year, this is a nonrecurring item.

(EE)	Reflects the income tax effect of the pro forma adjustments using the estimated blended federal and state statutory tax rate of 21%.

(FF)	To increase cost of sales by the amount of the inventory fair value adjustment referenced in Note (D), as the inventory is expected to be sold within one year of the Acquisition Date. The adjustment excludes fair value adjustment attributed to the options as the corresponding lots have not been acquired as of the Acquisition Date.

(GG)	To eliminate historical interest and amortization expense related to the deferred financing costs, which were written off as referenced in Note (H).

(HH)	To record estimated unrecorded transaction costs deemed to be direct and incremental costs of the Acquisition. This is a nonrecurring item.

(II)	To calculate the basic and diluted earnings per share following pro forma adjustments.

5.	Other Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

Landsea also entered into separate additional transactions in connection with the Acquisition. These transactions were not directly attributable to the Acquisition and did not meet the requirements of pro forma transaction accounting adjustments per Article 11 of Regulation S-X. However, management considered these related transactions to be material for investors and users of the pro forma condensed combined financial statements. In accordance with Article 11 of Regulation S-X, these transactions are included as other pro forma adjustments, and are described below.

Other Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Other Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021 and the year ended December 31, 2021 are as follows:

(A)	To record $22 million additional borrowing drawn in January 2022 under the Company’s existing revolving credit facility to finance the Acquisition.

Other Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(AA)	To record the estimated retention bonus expense pursuant to the new employment agreements that were entered into with certain HFB employees. Pursuant to the agreements, Landsea will pay retention bonuses at the end of the six-month retention period condition upon providing continued services through the end of the retention period. As the retention bonus payable is accrued in the post-combination service period, no pro forma balance sheet adjustment is recorded. This is a nonrecurring item.

(BB)	To record the interest expense impact from the new borrowing referenced in Note (C) as if the draw occurred on January 1, 2021. The interest expense is calculated based on the interest rate of 3.75%, which is the interest rate in effect at the time of the draw. A 0.125% change in the assumed interest rate for the draw is immaterial for the year ended December 31, 2021.

(CC)	Reflects the income tax effect of the pro forma adjustments using the estimated blended federal and state statutory tax rate of 21%.

(DD)	To calculate the basic and diluted earnings per share following other transaction accounting pro forma adjustments.